Filed Pursuant to Rule 424(b)(7)

Registration No. 333-194074

Supplement to Prospectus Supplement dated February 21, 2014.

1,000,000 Shares

Common Stock

On February 21, 2014, Exelixis, Inc. filed a prospectus supplement relating to the resale of up to 1,000,000 shares of our common stock that we may issue to the selling stockholders named in the prospectus supplement upon the exercise of warrants owned by the selling stockholders. The prospectus supplement refers to an accompanying prospectus dated February 21, 2014, referred to here as the “old base prospectus.” On July 15, 2015, we filed a post-effective amendment to the registration statement of which the prospectus supplement and old base prospectus were a part. The post-effective amendment to the registration statement contains a prospectus, referred to as the “new base prospectus.” Consequently, references to the “accompanying prospectus dated February 21, 2014,” the “accompanying prospectus” and similar references in the prospectus supplement shall, with the filing of this supplement, refer to the new base prospectus.

THIS SUPPLEMENT TO PROSPECTUS SUPPLEMENT IS DATED JULY 15, 2015.